UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2010

Towers Watson & Co.

(Exact name of registrant as specified in its charter)

Delaware	333-161705	27-0676603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

875 Third Avenue New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 725-7550

Jupiter Saturn Holding Company

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On January 1, 2010, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 26, 2009, as amended by Amendment No. 1 on October 19, 2009, by and among Watson Wyatt Worldwide, Inc., now known as “Towers Watson Delaware Inc.” (“Watson Wyatt”), Towers, Perrin, Forster & Crosby, Inc., now known as “Towers Watson Pennsylvania Inc.” (“Towers Perrin”), Jupiter Saturn Holding Company, now known as “Towers Watson & Co.” (“Towers Watson”), Jupiter Saturn Delaware Inc. and Jupiter Saturn Pennsylvania Inc., Watson Wyatt and Towers Perrin combined their businesses through two simultaneous mergers and became wholly-owned subsidiaries of Towers Watson (the “Merger”). Entry into the Merger Agreement was announced by Watson Wyatt and Towers Perrin on June 28, 2009, and the Merger Agreement was approved by the shareholders of both companies at their respective special meetings held on December 18, 2009.

The consummation of the Merger resulted in the following:

•

Each share of Watson Wyatt Class A common stock, par value $0.01 per share (“Watson Wyatt Common Stock”) issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive one (1) share of Towers Watson Class A common stock, par value $0.01 per share (“Towers Watson Class A Common Stock”) (the “Watson Wyatt Merger Consideration”). In addition, outstanding deferred rights to receive Watson Wyatt Common Stock were converted into the right to receive an equal number of shares of Towers Watson Class A Common Stock, and outstanding options to purchase Watson Wyatt Common Stock were assumed by Towers Watson and converted on a one-for-one basis into fully-vested options to purchase shares of Towers Watson Class A Common Stock, with the same exercise price as the underlying Watson Wyatt options.

•

Each share of Towers Perrin common stock, par value $0.50 per share (“Towers Perrin Common Stock”) issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive 545.627600377 (the “Exchange Ratio”) fully-paid and nonassessable shares of Towers Watson common stock, which ratio was determined at the effective time of the Merger in accordance with the Merger Agreement (collectively, the “Towers Perrin Merger Consideration” and together with the Watson Wyatt Merger Consideration, the “Merger Consideration”). Shares of Towers Watson common stock issued to Towers Perrin shareholders (other than shares issued to Towers Perrin shareholders located in certain countries (as detailed below) and other than shares issued to Towers Perrin shareholders who have elected to receive a portion of their Merger Consideration as shares of Towers Watson’s Class R common stock, par value $0.01 per share (“Towers Watson Class R Common Stock”), which is described below) have been divided among four series of non-transferable Towers Watson common stock, Classes B-1, B-2, B-3 and B-4, each with a par value of $0.01 per share (together, the “Towers Watson Class B Common Stock” and together with the Towers Watson Class A Common Stock and Towers Watson Class R Common Stock, “Towers Watson Common Stock”). Outstanding shares of Towers Watson Class B Common Stock will automatically convert on a one-for-one basis into shares of freely transferable shares of Towers Watson Class A Common Stock on the following timetable:

Towers Watson Class B Common Stock	Conversion Date
Class B-1 Common Stock	January 1, 2011

Class B-2 Common Stock	January 1, 2012

Class B-3 Common Stock	January 1, 2013

Class B-4 Common Stock	January 1, 2014

•

In accordance with the Merger Agreement, to provide immediate liquidity to certain Towers Perrin shareholders located in countries where the Merger Consideration may be subject to current tax, such Towers Perrin shareholders received a portion of their Merger Consideration in the form of unrestricted Towers Watson Class A shares instead of Towers Watson Class B shares, with the number of such Towers Watson Class A shares received by each holder offset by an equal reduction in Towers Watson Class B shares, allocated 25% each to Class B-1, B-2, B-3 and B-4.

•

Certain Towers Perrin shareholders who met defined age and service criteria elected to terminate their employment no later than January 31, 2010 (except as extended by Towers Watson’s executive committee) and receive a portion of their Merger Consideration in shares of Towers Watson Class R Common Stock, which will be automatically redeemed today for equal amounts of cash and subordinated one-year promissory notes (“Towers Watson Notes”) (such election, a “Class R Election”). The amount of cash and principal amount of Towers Watson Notes issued in exchange for each share of Towers Watson Class R Common Stock was determined based on the Exchange Ratio and the average closing price per share of Watson Wyatt Common Stock for the 10 trading days ending on December 28, 2009, the second trading day immediately prior to the closing of the Merger, which was $46.79. Class R Elections were prorated so that the amount of cash and notes payable on the automatic conversion of the shares of Towers Watson Class R Common Stock would not exceed $400 million, which amount was agreed to by Towers Perrin and Watson Wyatt prior to the closing of the Merger. Towers Perrin shareholders who made valid Class R Elections received shares of Towers Watson Class B-1 Common Stock in exchange for their shares of Towers Perrin Common Stock that were not exchanged for shares of Towers Watson Class R Common Stock due to proration or because the Towers Perrin shareholder elected to receive less than 100% of his or her Merger Consideration in the form of Towers Watson Class R Common Stock. As noted above, Towers Watson Class B-1 Common Stock will automatically convert into freely tradable shares of Towers Watson Class A Common Stock on January 1, 2011.

•

Prior to the Merger, Towers Perrin issued awards of restricted stock units to certain Towers Perrin employees, which were exchanged in the Merger for shares of Towers Watson Class A Common Stock, generally subject to a three-year contractual vesting schedule and other restrictions (“Restricted Towers Watson Class A Common Stock”).

In summary, as a result of the Merger’s completion, all outstanding Towers Perrin and Watson Wyatt common stock, restricted stock units and derivative securities have been converted into the right to receive the following forms of consideration:

•

46,911,275 shares of Towers Watson Class A Common Stock (less a number of shares that will be withheld for tax purposes in respect of Watson Wyatt deferred stock units and deferred shares), including 4,248,984 shares of Restricted Towers Watson Class A Common Stock;

•	29,483,008 shares of Towers Watson Class B Common Stock, including:

•	12,798,118 shares of Class B-1 Common Stock;

•	5,561,630 shares of Class B-2 Common Stock;

•	5,561,630 shares of Class B-3 Common Stock; and

•	5,561,630 shares of Class B-4 Common Stock;

•	8,548,835 shares of Towers Watson Class R Common Stock, which will be redeemed automatically in exchange for the right to receive:

•	$200 million in cash (subject to applicable tax withholding and gross-up adjustments); and

•	Towers Watson Notes in an aggregate principal amount of $200 million.

In addition, on January 1, 2010, Towers Watson issued shares of Class F stock, no par value (“Class F Stock”), pro rata to all holders of Towers Perrin Common Stock, which shares represent only the contingent right to receive a pro rata portion of a number of shares of Towers Watson Class A Common Stock equal to the number of shares of Restricted Towers Watson Class A Common Stock forfeited by former Towers Perrin employees plus a number of shares of Towers Watson Class A Common Stock with a value equivalent to the amount of dividends attributed to such forfeited shares. Shares of Class F Stock are non-transferable, except for transfers to permitted family members, Towers Watson, or a deceased holder’s executors, administrators, testamentary trustees, legatees and beneficiaries.

The foregoing description of the Merger Agreement, including Amendment No. 1, and the Merger is not complete and is qualified in its entirety by reference to the Merger Agreement and Amendment No. 1 thereto, filed as Exhibits 2.1 and 2.2, respectively, to Towers Watson’s Registration Statement on Form S-4/A (File No. 333-161705) filed with the Securities and Exchange Commission (the “SEC”) and declared effective on November 9, 2009 (the “Registration Statement”), each of which is incorporated herein by reference.

The issuance of Towers Watson Common Stock and Towers Watson Notes in the Merger was registered under the Securities Act of 1933, as amended, pursuant to the Registration Statement. The joint proxy statement/prospectus of Watson Wyatt and Towers Perrin included in the Registration Statement contains additional information about the Merger and is incorporated herein by reference.

The Towers Watson Class A Common Stock has been approved for listing on The New York Stock Exchange, LLC (the “NYSE”) and The NASDAQ Stock Market, LLC (“NASDAQ”) under the ticker symbol “TW” and will begin trading today.

On January 3, 2010, Towers Watson issued a press release announcing the consummation of the Merger, which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The information set forth in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Indenture

On December 30, 2009, in connection with the Merger and the Class R Elections as described in Item 2.01 above, Towers Watson entered into an Indenture (the “Indenture”) with Wilmington Trust FSB, as Trustee (the “Trustee”), for the issuance of Towers Watson Notes in the aggregate principal amount of $200 million. The Towers Watson Notes will be issued on January 6, 2010, will bear interest from January 4, 2010 at a fixed per-annum rate of 2.0%, and will mature on January 1, 2011. The Indenture contains limited operating covenants, and obligations under the Towers Watson Notes will be subordinated to the obligations of Towers Watson under the Senior Credit Facility (as defined below) on the terms set forth in the Indenture. The foregoing description of the Indenture and Towers Watson Notes is not intended to be complete and is qualified in its entirety by reference to the full text of the Indenture and form of Towers Watson Notes, a copy of which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Credit Agreement

On January 1, 2010, in connection with the Merger, Towers Watson and certain subsidiaries entered into a three-year, $500 million revolving credit facility as borrowers pursuant to a Credit Agreement with Bank of America, N.A., as Administrative Agent, and the other lenders party thereto (the “Senior Credit Facility”).

Borrowings under the Senior Credit Facility will bear interest, at Towers Watson’s option, at either a Eurocurrency rate plus a spread ranging from 2.500% to 3.250%, or at a base rate plus a spread ranging from 1.500% to 2.250%, with such spread in each case dependent upon Towers Watson’s Consolidated Leverage Ratio (as defined in the Senior Credit Facility).

Towers Watson and certain wholly-owned subsidiaries designated by Towers Watson, initially Watson Wyatt and Towers Perrin, are the borrowers under the Senior Credit Facility (collectively, the “Borrowers”), and the Borrowers’ obligations under the Senior Credit Facility are guaranteed by Towers Watson and all of its domestic subsidiaries (other than Professional Consultants Insurance Company, Inc., a Vermont corporation) pursuant to separate guaranty agreements. The Borrowers’ obligations under the Senior Credit Facility are secured by a pledge of 65% of the voting stock and 100% of the non-voting stock of Towers Perrin Luxembourg Holdings S.A.R.L., currently held by Towers Perrin.

The Senior Credit Facility contains customary representations and warranties and affirmative and negative covenants. The Senior Credit Facility requires Towers Watson to maintain certain financial covenants that include a minimum Consolidated Interest Coverage Ratio and a maximum Consolidated Leverage Ratio (which terms in each case are defined in the Senior Credit Facility). In addition, the Senior Credit Facility contains restrictions on the ability of Towers Watson and its subsidiaries to, among other things, incur additional indebtedness; pay dividends; make distributions; create liens on assets; make investments, loans or advances; make acquisitions; dispose of property; engage in sale-leaseback transactions; engage in mergers or consolidations, liquidations and dissolutions; engage in certain transactions with affiliates; and make changes in lines of businesses.

The Senior Credit Facility contains customary events of default, including nonpayment of principal when due; nonpayment of interest, fees or other amounts after a stated grace period; inaccuracy of representations and warranties; certain bankruptcy events and cross-defaults to other material indebtedness; certain change of control events; material judgments; actual or asserted invalidity of any Loan Document (as defined in the Senior Credit Facility); and certain ERISA-related events. If an event of default occurs and is continuing, Towers Watson may be required to repay all amounts outstanding under the Senior Credit Facility. Lenders holding more than 50% of the loans and commitments under the Senior Credit Facility may elect to accelerate the maturity of amounts due thereunder upon the occurrence and during the continuation of an event of default.

The foregoing description of the Senior Credit Facility is not intended to be complete and is qualified in its entirety by reference to the full text of the Senior Credit Facility, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

The information set forth in Item 2.01 is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Merger Agreement provides that the Towers Watson board of directors will consist of twelve persons, six of whom will be designated by Watson Wyatt and six of whom will be designated by Towers Perrin. Four of Watson Wyatt’s designees are required to be “independent,” and four of Towers Perrin’s designees are required to be “independent,” as defined in the rules of the NYSE and NASDAQ.

As previously disclosed in the Registration Statement, effective on January 1, 2010, Towers Watson appointed Mark V. Mactas as Chief Operating Officer and Deputy Chairman of the board of directors, in addition to his role as President. John J. Haley will continue to serve as Towers Watson’s Chief Executive Officer and Chairman of its board of directors.

The other five designees previously selected by Watson Wyatt to serve on the Towers Watson board of directors, as announced on November 16, 2009, were appointed effective as of January 1, 2010 and include John J. Gabarro, Brendan R. O’Neill, Linda D. Rabbitt and Gilbert T. Ray, each of whom served as an independent member of Watson Wyatt’s board of directors, and Gail E. McKee who will serve with Mr. Haley as a non-independent Towers Watson director. Biographical information about Mr. Haley is included in the Registration Statement. Biographical information about each of Messrs. Gabarro, O’Neill and Ray and Ms. Rabbitt is included in Watson Wyatt’s Amendment to its Annual Report on Form 10-K/A filed with the SEC on October 20, 2009 and biographical information for Ms. McKee is included in Towers Watson’s Current Report on Form 8-K filed with the SEC on November 16, 2009.

On December 30, 2009, the board of directors of Towers Perrin selected four of its five remaining designees to the twelve-member board of directors of Towers Watson. Towers Perrin is currently in the process of selecting its one additional designee to the Towers Watson board. As previously disclosed, as a result of a potential designee recently withdrawing from consideration due to reasons unrelated to Towers Perrin or Towers Watson, Towers Perrin will not designate the remaining independent director at this time. That remaining designee will be named as soon as practicable.

The designees selected by Towers Perrin on December 30, 2009 include Victor F. Ganzi, Paul Thomas, and Wilhelm Zeller, each of whom will be an independent member of the board of directors of Towers Watson. In addition, Towers Perrin designated Mark Maselli as a non-independent Towers Watson director. Biographical information for each of Messrs. Ganzi, Maselli, Thomas and Zeller is provided below.

Victor F. Ganzi, age 62, is presently a consultant and corporate director. Mr. Ganzi was the president and chief executive officer of The Hearst Corporation, a private diversified communications company, from 2002 to 2008. He served as Hearst’s executive vice president from 1997 to 2002 and as its chief operating officer from 1998 to 2002. Prior to joining Hearst in 1990, Mr. Ganzi was the managing partner at the international law firm of Rogers & Wells (now part of Clifford Chance). Mr. Ganzi graduated summa cum laude from Fordham University with a B.S. in accounting, received a J.D. degree from Harvard Law School and holds an L.L.M. in Taxation from New York University. Mr. Ganzi serves as the lead director of Gentiva Health Services, Inc.

Mark Maselli, age 48, has been a Principal of Towers Perrin since 2004 and has been a member of Towers Perrin’s board of directors since 2007. He joined Towers Perrin in 2001 as a consultant. Mr. Maselli is an associate of the Society of Actuaries, a member of the American Academy of Actuaries and an Enrolled Actuary in the Joint Board for Enrolled Actuaries. Mr. Maselli graduated from Rutgers University with a B.A. in Mathematics and Economics.

Paul Thomas, age 53, has been the chief executive officer of Reynolds Packaging Group since February 2008, when Alcoa sold the business to the Rank Group. Mr. Thomas joined Alcoa in 1978 and prior to the sale of its packaging businesses, most recently served as Executive Vice President for Alcoa and Group President for its Packaging and Consumer businesses. Mr. Thomas holds a B.S. in material sciences and Metallurgical Engineering from Lehigh University and an Executive M.B.A. from the University of Tennessee.

Wilhelm Zeller, age 65, served as the chief executive officer of Hannover Re Group from 1996 until his retirement in June 2009. Prior to joining Hannover Re, Mr. Zeller was a member of the Executive Board of Cologne Re and then a member of the Executive Council of General Re Corporation, Cologne Re’s new principal shareholder. Currently, Mr. Zeller serves as a member of various advisory and supervisory boards in Germany as well as on the board of directors of Axis Capital Holdings Ltd. Mr. Zeller has received numerous awards and recognitions from worldwide trade periodicals including Reinsurance Personality of the Year and the Lifetime Achievement Award. He holds a B.A. in Business Administration from the University of Applied Sciences in Cologne, Germany.

Listed below are the initial Towers Watson board committee designations.

Name	Board Committee(s)
John J. Gabarro	Audit Committee
Victor F. Ganzi	Audit Committee
Linda D. Rabbitt	Nominating and Governance Committee
Gilbert T. Ray	Compensation Committee
Paul Thomas	Audit Committee

As previously announced in the Registration Statement, effective as of January 1, 2010, Towers Watson appointed the following executive officers, in addition to the regional and segment leaders identified as executive officers in the Registration Statement: John J. Haley as Chief Executive Officer, Mark V. Mactas as President and Chief Operating Officer, Walter W. Bardenwerper as General Counsel and Secretary, and Roger F. Millay as Chief Financial Officer. Also effective January 1, 2010, Towers Watson appointed Peter L. Childs as Principal Accounting Officer and Controller. Biographical information for each of Towers Watson’s executive officers is included in the Registration Statement. Biographical information for Mr. Childs is included below:

Peter L. Childs, age 46, served as Global Controller of Watson Wyatt since May 1999 and now serves as Principal Accounting Officer and Controller of Towers Watson. Prior to his position with Watson Wyatt, Mr. Childs was with Manor Care, Inc., a provider of short- and long-term medical and rehabilitation care, where he served as Vice President - Finance and Treasurer from 1994 to 1999. He graduated cum laude from Brigham Young University with a B.S. in accounting, an M.B.A from George Washington University in International Business Finance and is a Certified Public Accountant.

None of the persons named above has been party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K. No family relationships exist between any of the directors or executive officers of Towers Watson.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the consummation of the Merger and in accordance with the terms of the Merger Agreement as described in Item 2.01, effective as of January 1, 2010, Towers Watson’s certificate of incorporation and bylaws were restated. Copies of the amended and restated certificate of incorporation and the amended and restated bylaws are attached hereto as Exhibits 3.1 and 3.2 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description

Exhibit 2.1	Agreement and Plan of Merger, dated June 26, 2009, by and among Watson Wyatt Worldwide, Inc., Towers, Perrin, Forster & Crosby, Inc., Jupiter Saturn Holding Company, Jupiter Saturn Delaware Inc. and Jupiter Saturn Pennsylvania Inc. (incorporated herein by reference to Exhibit 2.1 to the Registration Statement).

Exhibit 2.2	Amendment No. 1, dated October 19, 2009, to Agreement and Plan of Merger, by and among Watson Wyatt Worldwide, Inc., Towers, Perrin, Forster & Crosby, Inc., Jupiter Saturn Holding Company, Jupiter Saturn Delaware Inc. and Jupiter Saturn Pennsylvania Inc. (incorporated herein by reference to Exhibit 2.2 the Registration Statement).

Exhibit 3.1	Amended and Restated Certificate of Incorporation of Jupiter Saturn Holding Company, now known as Towers Watson & Co. (incorporated herein by reference to Exhibit 4.1 of the Form 8-A filed by Towers Watson & Co. on January 4, 2010).

Exhibit 3.2	Amended and Restated Bylaws of Towers Watson & Co. (incorporated herein by reference to Exhibit 3.4 of the Registration Statement).

Exhibit 4.1	Indenture, dated as of December 30, 2009, by and between Jupiter Saturn Holding Company (now known as Towers Watson & Co.) and Wilmington Trust FSB, as Trustee, and form of Towers Watson Notes.

Exhibit 10.1	Credit Agreement, dated as of January 1, 2010, among Towers Watson & Co. and certain subsidiaries, as borrowers, each lender from time to time party thereto and Bank of America, N.A., as administrative agent, swing line lender and L/C issuer.

Exhibit 99.1	Press release, dated January 3, 2010.

Exhibit 99.2	Registration Statement filed on Form S-4/A by Jupiter Saturn Holding Company on November 9, 2009 (incorporated herein by reference to the Registration Statement filed on Form S-4/A by Jupiter Saturn Holding Company on November 9, 2009 (File No. 333-161705) (the “Registration Statement”)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWERS WATSON & CO.
(Registrant)

Date: January 4, 2010	By:	/s/ WALTER W. BARDENWERPER
	Name:	Walter W. Bardenwerper
	Title:	General Counsel and Secretary